H


                    CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Jefferson Bankshares, Inc.:


     We consent to incorporation by reference in Registration Statement No. 33-34945 on Form S-3 of Jefferson Bankshares, Inc. of our report dated January 18, 1994 relating to the consolidated financial statements of Jefferson Bankshares, Inc. and subsidiaries as of December 31, 1993 and 1992 and each of the years in the three-year period ended December 31, 1993.



                                KPMG Peat Marwick


Richmond, Viriginia
March 10, 1994